EX-99.-(g)(4)

ADDENDUM TO CUSTODY SERVICE AGREEMENTS

BETWEEN

MERCANTILE FUNDS, INC.

AND

FIFTH THIRD BANK

This Addendum to the Custody Agreement and the Related Agreements, each as defined below, dated as of August 21, 2006, is entered into between the Mercantile Funds, Inc., a corporation organized under the laws of the State of Maryland (the “Company”), and Fifth Third Bank, a banking company organized under the laws of the State of Ohio (the “Custodian”).

WHEREAS, the Company and the Custodian entered into a Custody Agreement dated April 1, 2003 (the “Custody Agreement”) and a Global Custody Addendum dated April 1, 2003; a Foreign Custody Manager Agreement dated April 1, 2003; a Corporate Actions Direct Agreement dated May 23, 2005 and a Securities Workstation agreement dated November 18, 2005 (collectively, the “Related Agreements”);

WHEREAS, the Company and the Custodian entered into an agreement dated January 30, 2006, to extend the terms of the Custody Agreement and the Related Agreements through October 1 2006;

WHEREAS, the Company and the Custodian mutually desire to further extend the term of the Custody Agreement and the Related Agreements and amend the terms of such agreement as set forth in this Addendum;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, the parties hereby agree as follows:

1. Term.

The Custody Agreement and the Related Agreements shall be extended for a period of one (1) year, beginning October 1, 2006 through September 30, 2007. The Company shall have the option to renew the Custody Agreement and the Related Agreement for an additional period of two (2) years with the same terms and fees as set forth herein.

2. Compensation.

Exhibit C (Mutual Fund Domestic Custody Fee Schedule) and Exhibit D (Mutual Fund International Custody Fee Schedule), attached hereto, replace Exhibit C and Exhibit D, respectively, of the Custody Agreement and Schedule B (Mutual Fund International Custody Fee Schedule) attached hereto, replace Schedule B of the Global Custody Addendum.

3. Change of Control.

The Custody Agreement and Related Agreements are hereby amended as described below. This amendment will serve to meet the demands of the Company, as it pertains to any future change in ownership of Fifth Third Bank, by incorporating the following language into said agreements:

“Termination Upon Supplier Change of Control

In the event of a change of control of the Custodian, either by acquisition or merger, the Company may, in its sole discretion, ninety (90) days’ notice, terminate without penalty the Custody Agreement and the Related Agreements.”

Except to the extent amended hereby, the Custody Agreement and the Related Agreements shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects as amended hereby.

This Addendum shall become effective as of October 1, 2006.

IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.

MERCANTILE FUNDS, INC.		FIFTH THIRD BANK

By:	/s/David L. Meyer	By:	/s/Jeff Julius
Name:	David Meyer, SVP	Name:	Jeff Julius, VP
Title:	Chief Operating Officer	Title:	National GSS Team Leader

SCHEDULE B

FIFTH THIRD BANK

GLOBAL CUSTODY AGREEMENT

MUTUAL FUND INTERNATIONAL CUSTODY FEE SCHEDULE

October 1, 2006

BASIC ACCOUNT CHARGE AND FEE CREDIT

>	Annual market value charge on securities held by market, plus transaction charges (by market as shown below) and out-of-pocket expenses.

Country	Market Value Charge	Per Transaction Charge
Argentina	7.00 basis points(0.000700)	$30.00
Australia	0.90 basis points (0.000090)	$27.00
Austria	2.50 basis points (0.000250)	$29.00
Bangladesh	30.00 basis points (0.003000)	$120.00
Belgium	1.50 basis points (0.000150)	$38.00
Bermuda	14.00 basis points (0.001400)	$65.00
Botswana	0.90 basis points (0.000090)	$21.25
Brazil	10.00 basis points (0.001000)	$22.50
Bulgaria	25.00 basis points (0.002500)	$90.00
Canada	0.70 basis points (0.000070)	$11.00
Chile	11.80 basis points (0.001180)	$47.00
China	8.00 basis points (0.000800)	$50.00
Columbia	32.50 basis points (0.003250)	$75.00
Cyprus	15.00 basis points (0.001500)	$40.00
Czech, Rep.	14.00 basis points (0.001400)	$40.00
Denmark	0.90 basis points (0.000090)	$44.00
Euro CD’s	1.10 basis points (0.000110)	$17.00
EuroMarkets	1.20 basis points (0.000120)	$9.00
Ecuador	10.00 basis points (0.001000)	$50.00
Egypt	30.00 basis points (0.003000)	$80.00
Estonia	3.00 basis points (0.000300)	$9.00
Finland	3.50 basis points (0.000350)	$33.00
France	1.50 basis points (0.000150)	$40.00
Germany	0.90 basis points (0.000090)	$24.00
Ghana	20.00 basis points (0.002000)	$38.00
Greece	13.00 basis points (0.001300)	$83.00
Hong Kong	5.00 basis points (0.000500)	$26.00
Hungary	25.00 basis points (0.002500)	$100.00
India	40.00 basis points (0.004000)	$100.00

Country	Market Value Charge	Per Transaction Charge
Indonesia	8.30 basis points (0.000830)	$80.00
Ireland	2.00 basis points (0.000200)	$24.00
Israel	10.00 basis points (0.001000)	$18.00
Italy	2.00 basis points (0.000200)	$45.00
Japan	2.50 basis points (0.000250)	$5.00
Jordan	30.00 basis points (0.003000)	$102.00
Kenya	20.00 basis points (0.002000)	$38.00
Korea	7.00 basis points (0.000700)	$14.00
Lebanon	40.00 basis points (0.004000)	$120.00
Luxembourg	3.00 basis points (0.000300)	$20.00
Malaysia	4.50 basis points (0.000450)	$71.00
Mexico	1.20 basis points (0.000120)	$15.00
Morocco	27.00 basis points (0.002700)	$87.00
Namibia	20.00 basis points (0.002000)	$38.00
Netherlands	1.80 basis points (0.000180)	$10.00
New Zealand	1.80 basis points (0.000180)	$34.00
Nigeria	20.00 basis points (0.002000)	$38.00
Norway	1.00 basis points (0.000100)	$39.00
Pakistan	20.00 basis points (0.002000)	$90.00
Peru	38.00 basis points (0.003800)	$83.00
Philippines	6.00 basis points (0.000600)	$90.00
Poland	15.00 basis points (0.001500)	$40.00
Portugal	8.75 basis points (0.000875)	$66.00
Romania	25.00 basis points (0.002500)	$60.00
Russia	7.00 basis points (0.000700)	$45.00
Singapore	2.00 basis points (0.000200)	$32.00
Slovak Republic	15.00 basis points (0.001500)	$85.00
South Africa	1.00 basis points (0.000100)	$11.00
Spain	2.00 basis points (0.000200)	$31.50
Sri Lanka	10.00 basis points (0.001000)	$45.00
Swaziland	20.00 basis points (0.002000)	$38.00
Sweden	1.40 basis points (0.000140)	$37.00
Switzerland	1.10 basis points (0.000110)	$25.00
Taiwan	12.00 basis points (0.001200)	$95.00
Thailand	3.50 basis points (0.000350)	$34.00
Turkey	10.00 basis points (0.001000)	$45.00

>	Fifth Third will guarantee not to increase nor alter both the domestic and international fee schedules for the first full year.

>	Fifth Third’s Global Securities Services group will offset the monthly aggregate invoices for domestic and international custody services with a credit of $25,000, per month.

>	The above mentioned monthly credit of $25,000 is conditioned on the Company continuing to utilize Fifth Third for domestic custody, international custody, securities lending, overnight liquidity needs/ Fifth Third money market funds and foreign exchange transactions through Fifth Third’s International Group. If the Company does not continue to utilize one or more of the services that the Company currently uses as of the date of this Schedule B, then the parties agree to use reasonable best efforts to renegotiate the above mentioned monthly credit of $25,000.

>	Fifth Third shall not to increase nor alter this domestic fee schedule and credit through September 30, 2007. Should the Company renew the Custody Agreement after September 30, 2007 for an additional two (2) year period, Fifth Third will guarantee the same fee schedule and credit for both domestic and international custody.

EXHIBIT C

MUTUAL FUND DOMESTIC CUSTODY FEE SCHEDULE

October 1, 2006

BASIC ACCOUNT CHARGE AND FEE CREDIT

>	0.25 of a basis point per annum on Fund’s domestic net assets billed monthly.*

>	Fifth Third’s Global Securities Services group will offset the monthly aggregate invoices for domestic and international custody services with a credit of $25,000, per month.

>	The above mentioned monthly credit of $25,000 is conditioned on the Company continuing to utilize Fifth Third for domestic custody, international custody, securities lending, overnight liquidity needs/ Fifth Third money market funds and foreign exchange transactions through Fifth Third’s International Group. If the Company does not continue to utilize one or more of the services that the Company currently uses as of the date of this Exhibit C, then the parties agree to use reasonable best efforts to renegotiate the above mentioned monthly credit of $25,000.

>	Fifth Third shall not to increase nor alter this domestic fee schedule and credit through September 30, 2007. Should the Company renew the Custody Agreement after September 30, 2007 for an additional two (2) year period, Fifth Third will guarantee the same fee schedule and credit for both domestic and international custody.

TRANSACTION FEES**/ PAYDOWNS

No charge.

FED WIRE TRANSACTIONS

No charge.

BILLING CYCLE

The above fees are billed monthly.

*	Please note that the above fees cover all systems development and technology support. There are no hidden costs or additional charges associated with this fee schedule.

**	A transaction is a purchase, sale, maturity, redemption, tender, exchange, dividend reinvestment, deposit or withdrawal of a security (with the exception of Fifth Third Certificates of Deposit, Commercial Paper & Repos).

EXHIBIT D

MUTUAL FUND INTERNATIONAL CUSTODY FEE SCHEDULE

October 1, 2006

BASIC ACCOUNT CHARGE AND FEE CREDIT

>	Annual market value charge on securities held by market, plus transaction charges (by market as shown below) and out-of-pocket expenses.

Country	Market Value Charge	Per Transaction Charge
Argentina	7.00 basis points(0.000700)	$30.00
Australia	0.90 basis points (0.000090)	$27.00
Austria	2.50 basis points (0.000250)	$29.00
Bangladesh	30.00 basis points (0.003000)	$120.00
Belgium	1.50 basis points (0.000150)	$38.00
Bermuda	14.00 basis points (0.001400)	$65.00
Botswana	0.90 basis points (0.000090)	$21.25
Brazil	10.00 basis points (0.001000)	$22.50
Bulgaria	25.00 basis points (0.002500)	$90.00
Canada	0.70 basis points (0.000070)	$11.00
Chile	11.80 basis points (0.001180)	$47.00
China	8.00 basis points (0.000800)	$50.00
Columbia	32.50 basis points (0.003250)	$75.00
Cyprus	15.00 basis points (0.001500)	$40.00
Czech, Rep.	14.00 basis points (0.001400)	$40.00
Denmark	0.90 basis points (0.000090)	$44.00
Euro CD’s	1.10 basis points (0.000110)	$17.00
EuroMarkets	1.20 basis points (0.000120)	$9.00
Ecuador	10.00 basis points (0.001000)	$50.00
Egypt	30.00 basis points (0.003000)	$80.00
Estonia	3.00 basis points (0.000300)	$9.00
Finland	3.50 basis points (0.000350)	$33.00
France	1.50 basis points (0.000150)	$40.00
Germany	0.90 basis points (0.000090)	$24.00
Ghana	20.00 basis points (0.002000)	$38.00
Greece	13.00 basis points (0.001300)	$83.00
Hong Kong	5.00 basis points (0.000500)	$26.00
Hungary	25.00 basis points (0.002500)	$100.00
India	40.00 basis points (0.004000)	$100.00
Indonesia	8.30 basis points (0.000830)	$80.00
Ireland	2.00 basis points (0.000200)	$24.00
Israel	10.00 basis points (0.001000)	$18.00
Italy	2.00 basis points (0.000200)	$45.00

Country	Market Value Charge	Per Transaction Charge
Japan	2.50 basis points (0.000250)	$5.00
Jordan	30.00 basis points (0.003000)	$102.00
Kenya	20.00 basis points (0.002000)	$38.00
Korea	7.00 basis points (0.000700)	$14.00
Lebanon	40.00 basis points (0.004000)	$120.00
Luxembourg	3.00 basis points (0.000300)	$20.00
Malaysia	4.50 basis points (0.000450)	$71.00
Mexico	1.20 basis points (0.000120)	$15.00
Morocco	27.00 basis points (0.002700)	$87.00
Namibia	20.00 basis points (0.002000)	$38.00
Netherlands	1.80 basis points (0.000180)	$10.00
New Zealand	1.80 basis points (0.000180)	$34.00
Nigeria	20.00 basis points (0.002000)	$38.00
Norway	1.00 basis points (0.000100)	$39.00
Pakistan	20.00 basis points (0.002000)	$90.00
Peru	38.00 basis points (0.003800)	$83.00
Philippines	6.00 basis points (0.000600)	$90.00
Poland	15.00 basis points (0.001500)	$40.00
Portugal	8.75 basis points (0.000875)	$66.00
Romania	25.00 basis points (0.002500)	$60.00
Russia	7.00 basis points (0.000700)	$45.00
Singapore	2.00 basis points (0.000200)	$32.00
Slovak Republic	15.00 basis points (0.001500)	$85.00
South Africa	1.00 basis points (0.000100)	$11.00
Spain	2.00 basis points (0.000200)	$31.50
Sri Lanka	10.00 basis points (0.001000)	$45.00
Swaziland	20.00 basis points (0.002000)	$38.00
Sweden	1.40 basis points (0.000140)	$37.00
Switzerland	1.10 basis points (0.000110)	$25.00
Taiwan	12.00 basis points (0.001200)	$95.00
Thailand	3.50 basis points (0.000350)	$34.00
Turkey	10.00 basis points (0.001000)	$45.00

>	Fifth Third will guarantee not to increase nor alter both the domestic and international fee schedules for the first full year.

>	Fifth Third’s Global Securities Services group will offset the monthly aggregate invoices for domestic and international custody services with a credit of $25,000, per month.

>	The above mentioned monthly credit of $25,000 is conditioned on the Company continuing to utilize Fifth Third for domestic custody, international custody, securities lending,

overnight liquidity needs/ Fifth Third money market funds and foreign exchange transactions through Fifth Third’s International Group. If the Company does not continue to utilize one or more of the services that the Company currently uses as of the date of this Exhibit D, then the parties agree to use reasonable best efforts to renegotiate the above mentioned monthly credit of $25,000.

>	Fifth Third shall not to increase nor alter this domestic fee schedule and credit through September 30, 2007. Should the Company renew the Custody Agreement after September 30, 2007 for an additional two (2) year period, Fifth Third will guarantee the same fee schedule and credit for both domestic and international custody.